EXHIBIT 99

                             JOINT FILER INFORMATION

Name: Will Cureton

Address: 16250 Dallas Parkway, Suite 201
         Dallas, Texas  75248

Designated Filer: CLB Partners, Ltd.

Issuer & Ticker Symbol: Ascendant Solutions, Inc. (ASDS)

Date of Event Requiring Statement: August 29, 2003

On August 29, 2003, CLB Partners, Ltd. purchased 500,000 shares of the common stock of Ascendant Solutions, Inc. at a price of $.18 per share. The reporting person did not purchase any shares directly and disclaims beneficial ownership of the shares purchased by CLB Partners, Ltd. and reported herein.

(1)      3,500,000 shares of ASDS common stock are owned directly by CLB
         Partners, Ltd.

(2)      76,000 shares of ASDS common stock are owned directly by Will Cureton.

(3) CLB Holdings, LLC is the general partner of CLB Partners, Ltd. Richard Bloch and Will Cureton are the managers of CLB Holdings, LLC. The Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings, LLC. Richard Bloch and Nancy Bloch are the co-trustees of The Richard and Nancy Bloch Family Trust. Each of the reporting persons disclaims beneficial ownership of any shares not directly held by such reporting person.

(4) These shares are subject to a Voting Agreement dated July 24, 2001, by and among CLB Partners, Ltd., James C. Leslie, Will Cureton, and Richard Bloch.


Signature: /s/ WILL CURETON
           -------------------------
           Will Cureton

Name: CLB Holdings, LLC

Address: 16250 Dallas Parkway, Suite 201
         Dallas, Texas  75248

Designated Filer: CLB Partners, Ltd.

Issuer & Ticker Symbol: Ascendant Solutions, Inc. (ASDS)

Date of Event Requiring Statement: August 29, 2003

On August 29, 2003, CLB Partners, Ltd. purchased 500,000 shares of the common stock of Ascendant Solutions, Inc. at a price of $.18 per share. The reporting person did not purchase any shares directly and disclaims beneficial ownership of the shares purchased by CLB Partners, Ltd. and reported herein.

(1)      3,500,000 shares of ASDS common stock are owned directly by CLB
         Partners, Ltd.

(2)      76,000 shares of ASDS common stock are owned directly by Will Cureton.

(3) CLB Holdings, LLC is the general partner of CLB Partners, Ltd. Richard Bloch and Will Cureton are the managers of CLB Holdings, LLC. The Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings, LLC. Richard Bloch and Nancy Bloch are the co-trustees of The Richard and Nancy Bloch Family Trust. Each of the reporting persons disclaims beneficial ownership of any shares not directly held by such reporting person.

(4) These shares are subject to a Voting Agreement dated July 24, 2001, by and among CLB Partners, Ltd., James C. Leslie, Will Cureton, and Richard Bloch.


Signature: CLB Holdings, LLC

                  By: /s/ WILL CURETON
                      --------------------------
                      Will Cureton, President

Name: Richard Bloch

Address: P.O. Box 676108
         Rancho Santa Fe, California  92067-6108

Designated filer: CLB Partners, Ltd.

Issuer & Ticker Symbol: Ascendant Solutions, Inc. (ASDS)

Relationship of Reporting Person to Issuer: Director

Date of Event Requiring Statement: August 29, 2003

On August 29, 2003, CLB Partners, Ltd. purchased 500,000 shares of the common stock of Ascendant Solutions, Inc. at a price of $.18 per share. The reporting person did not purchase any shares directly and disclaims beneficial ownership of the shares purchased by CLB Partners, Ltd. and reported herein.

(1)      3,500,000 shares of ASDS common stock are owned directly by CLB
         Partners, Ltd.

(2)      76,000 shares of ASDS common stock are owned directly by Will Cureton.

(3) CLB Holdings, LLC is the general partner of CLB Partners, Ltd. Richard Bloch and Will Cureton are the managers of CLB Holdings, LLC. The Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings, LLC. Richard Bloch and Nancy Bloch are the co-trustees of The Richard and Nancy Bloch Family Trust. Each of the reporting persons disclaims beneficial ownership of any shares not directly held by such reporting person.

(4) These shares are subject to a Voting Agreement dated July 24, 2001, by and among CLB Partners, Ltd., James C. Leslie, Will Cureton, and Richard Bloch.




Signature: /s/ RICHARD BLOCH
           -------------------------
           Richard Bloch

Name: Richard and Nancy Bloch Family Trust

Address: P.O. Box 676108
         Rancho Santa Fe, California  92067-6108

Designated filer: CLB Partners, Ltd.

Issuer & Ticker Symbol: Ascendant Solutions, Inc. (ASDS)

Date of Event Requiring Statement: August  29, 2003

On August 29, 2003, CLB Partners, Ltd. purchased 500,000 shares of the common stock of Ascendant Solutions, Inc. at a price of $.18 per share. The reporting person did not purchase any shares directly and disclaims beneficial ownership of the shares purchased by CLB Partners, Ltd. and reported herein.

(1)      3,500,000 shares of ASDS common stock are owned directly by CLB
         Partners, Ltd.

(2)      76,000 shares of ASDS common stock are owned directly by Will Cureton.

(3) CLB Holdings, LLC is the general partner of CLB Partners, Ltd. Richard Bloch and Will Cureton are the managers of CLB Holdings, LLC. The Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings, LLC. Richard Bloch and Nancy Bloch are the co-trustees of The Richard and Nancy Bloch Family Trust. Each of the reporting persons disclaims beneficial ownership of any shares not directly held by such reporting person.

(4) These shares are subject to a Voting Agreement dated July 24, 2001, by and among CLB Partners, Ltd., James C. Leslie, Will Cureton, and Richard Bloch.


Signature: Richard and Nancy Bloch Family Trust


           By: /s/ RICHARD BLOCH
               -------------------------------
               Richard Bloch, Co-Trustee

               /s/ NANCY BLOCH
               -------------------------------
               Nancy Bloch, Co-Trustee

Name: Nancy Bloch

Address: P.O. Box 676108
         Rancho Santa Fe, California  92067-6108

Designated filer: CLB Partners, Ltd.

Issuer & Ticker Symbol: Ascendant Solutions, Inc. (ASDS)

Date of Event Requiring Statement: August 29, 2003

On August 29, 2003, CLB Partners, Ltd. purchased 500,000 shares of the common stock of Ascendant Solutions, Inc. at a price of $.18 per share. The reporting person did not purchase any shares directly and disclaims beneficial ownership of the shares purchased by CLB Partners, Ltd. and reported herein.

(1)      3,500,000 shares of ASDS common stock are owned directly by CLB
         Partners, Ltd.

(2)      76,000 shares of ASDS common stock are owned directly by Will Cureton.

(3) CLB Holdings, LLC is the general partner of CLB Partners, Ltd. Richard Bloch and Will Cureton are the managers of CLB Holdings, LLC. The Richard and Nancy Bloch Family Trust and Will Cureton are the members of CLB Holdings, LLC. Richard Bloch and Nancy Bloch are the co-trustees of The Richard and Nancy Bloch Family Trust. Each of the reporting persons disclaims beneficial ownership of any shares not directly held by such reporting person.

(4) These shares are subject to a Voting Agreement dated July 24, 2001, by and among CLB Partners, Ltd., James C. Leslie, Will Cureton, and Richard Bloch.


Signature: /s/ NANCY BLOCH
           --------------------------
           Nancy Bloch